Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.000005 per share, of Waterdrop Inc., a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 4, 2022.

Peng Shen

/s/ Peng Shen

Neptune Max Holdings Limited

By:	/s/ Peng Shen
Name:	Peng Shen
Title:	Director

First Principles Z Holdings Limited

By:	/s/ Peng Shen
Name:	Peng Shen
Title:	Director

Maple Ocean L.P.

By:	/s/ Peng Shen
Name:	Peng Shen
Title:	Authorized Signatory

[Signature page to joint filing agreement to Schedule 13G]